 Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 247 to Registration Statement No. 033-72424 on Form N-1A of our reports dated June 29, 2020, relating to the financial statements and financial highlights of Emerald Banking and Finance Fund, Emerald Growth Fund, Emerald Insights Fund, Emerald Small Cap Value Fund, Emerald Select trueLiberty Income fund, Rondure Overseas Fund, Rondure New World Fund, Seafarer Overseas Growth and Income Fund, Seafarer Overseas Value Fund, The Disciplined Growth Investors Fund, Grandeur Peak Global Opportunities Fund, Grandeur Peak International Opportunities Fund, Grandeur Peak Global Reach Fund, Grandeur Peak Emerging Markets Opportunities Fund, Grandeur Peak Global Micro Cap Fund, Grandeur Peak Global Stalwarts Fund, Grandeur Peak International Stalwarts Fund, Grandeur Peak Global Contrarian Fund, Grandeur Peak US Stalwarts Fund, Vulcan Value Partners Small Cap Fund and Vulcan Value Partners Fund, each a series of Financial Investors Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended April 30, 2020, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

August 28, 2020